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                                                                  EXHIBIT 10.20

                                AMENDMENT TO THE
                       ALLEGHENY TECHNOLOGIES INCORPORATED
                                  PENSION PLAN

         THIS AMENDMENT IS MADE AS OF JANUARY 1, 2003 to the Base Document of the Allegheny Technologies Incorporated Pension Plan (the "Plan") as a new
Section 5.4 thereof and is recorded in this document to evidence the amendment as made by the Personnel and Compensation Committee of the Board of Directors of Allegheny Technologies Corporation at its duly called and held meeting on December 12, 2002 with a quorum acting throughout.

         5.4 ALTERNATIVE BENEFIT. Notwithstanding any other provision of this Plan or of this Part, the benefits of the following named individuals shall be equal to the greater of (i) the benefit accrued by or on behalf of such individual under the formula applicable to him as of December 31, 2002 and (ii) the benefit accrued under the service provisions and formula introduced by this Amendment as set forth below. For purposes of determining actuarial equivalence for the following benefits, the factors applicable under Part 24, the TDY Retirement Plan for Salaried Employees ("Part 24") shall be used for the respective purposes indicated in Part 24.

For purposes of determining Service of the named individuals solely under the formula introduced by this Amendment, each named individual will be credited with Service for his employment with Allegheny Technologies Incorporated, Allegheny Ludlum Corporation and/or Teledyne, Inc. or any member of the controlled group of corporations that included one or more of those corporations at the time of the named individual's employment with such entity, notwithstanding any cessation of service crediting under any one or more parts of the Plan, but not to exceed 30 years of Service for any of the named individuals.

The formula introduced by this Amendment (which is the alternative to the formula applicable to the named individual as of December 31, 2002) calculates an accrued benefit payable in monthly installments commencing at age 65 in the normal form of benefit payable under this Plan, but distributable in any optional form of benefit permitted under Part 24 and subject to the rules otherwise applicable under Part 24 for early or 30 year retirements, except that
(i) 30 year retirement payments cannot begin until the named individual with respect to whom the 30 year retirement is payable attains the age of 56 and (ii) at the earlier of attainment of age 62 or the completion of 30 years of service, there is no actuarial reduction for commencement prior to normal retirement age. The formula introduced by this amendment is for the respective named individuals:

(1) the number of Years of Service determined under the this Amendment multiplied by (2) the highest rate of monthly Compensation (but not to exceed the limitations on Compensation set forth in Section 401(a)(17) of the Code and in this Part 24) paid to the Named Individual in the 60 month period immediately preceding his retirement multiplied by (3) the factor set forth below as applicable to the particular named individual.

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The named individuals covered by this Amendment and the factors applicable to the named individuals are:

         James L. Murdy                     3.5%
         Jack Shilling                      3.2%
         Douglas Kittenbrink                3.2%
         Jon D. Walton                      3.4%
         Richard Harshman                   2.5%
         Dale Reid                          2.5%
         Robert Park                        2.5%

         provided, however, the Plan Administrator shall cause the benefits determined in accordance with the factors above to be reviewed from time to time and any accrual or benefit which violates any limit set forth in the Plan or in the Code shall be reduced to the extent necessary to cause such benefit or accrual to comply with the applicable provisions of the Plan and the Code.

         Except as set forth in this Amendment the applicable provisions of the Plan and of Part 24 shall apply in all respects.

         To record the due adoption of this Amendment as of January 1, 2003, Allegheny Technologies Incorporated has caused this Amendment to be executed by its authorized officer.

                                        Allegheny Technologies Incorporated

                                        By: /s/ Jon D. Walton
                                                ------------------------------
                                        Title:  Executive Vice President,
                                                Human Resources, Chief Legal
                                                and Compliance Officer